UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 22, 2012

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2012, the Board of Directors of Orrstown Financial Services, Inc. (the “Company”) adopted amendments to Sections 2-2, 2-3, 2-4, 2-7 and 2-9 of Article II, Section 3-11 of Article III and Section 5-3 of Article V of the Company’s By-Laws, effective as of such date. The amendments were as follows:

Section 2-2.  The provisions of this section regarding the absence of a requirement to provide shareholders with the Company’s financial reports was deleted.

Section 2-3.  Notice for Nominations and Proposals. As revised, this Section provides, among other things, the nominations cannot be made earlier than 120 days prior to the anniversary of the date of the immediately preceding annual meeting.  In addition, Section 2-3 as revised imposes procedures for such nominations, including compliance with Federal securities laws with respect to the information about the proposed nominee.  Finally, Section 2-3(d) imposes similar notice requirements on any new business to be considered at an annual meeting. As with nominations, there is also a 120-day notice period for new business.

Section 2-4.  Special Meetings.  This section’s provision for shareholder call of special meetings has been revised to allow special meetings to be called by shareholders owning 20% of the shares entitled to vote.

Section 2-7.  Voting.  The voting list provisions of this section have been amended to delete requirements that are not required by Pennsylvania law.  In addition, this section’s provision for voice votes at shareholder meetings has been deleted.

Section 2-9 (Deleted).  This section was deleted as it would only have been effective if the Articles of Incorporation provided for shareholder action by less than unanimous consent and the Articles do not include such a provision.

Section 3-11.  Vacancies in the Board of Directors.  This section has been revised to clarify that, in accordance with the Pennsylvania Business Corporation Law, directors elected to fill a vacancy in the Board of Directors shall serve for a term expiring at the annual meeting at which the term of the class to which the Director has been assigned expires.

Section 4-3.  Powers and Duties of President.  This section has been revised to provide that the Chairman of the Board, not the President, shall preside at all meetings of the Board of Directors.

Section 5-3.  Determination of Shareholders of Record.  This section has been revised to give the Company the flexibility in setting a record date for any determination of shareholders and to delete certain superfluous provisions.

A complete copy of the amended By-Laws is filed herewith as Exhibit 3.2 to this Report, and incorporate herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.2	By-Laws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: August 27, 2012	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)